                      TITANIUM TETRACHLORIDE AGREEMENT

     This Agreement, made this 1st day of August, 1990, by and between SCM Chemicals, Inc., a Delaware corporation with principal offices located at 7 St. Paul Street, Suite 1010, Baltimore, Maryland 21202 (hereinafter referred to as "SCM") and Oregon Metallurgical Corporation, an Oregon corporation with its principal offices located at 530 West 34th Avenue, Albany, Oregon 97321 (hereinafter referred to as "Oremet") for the sale and purchase of titanium tetrachloride (hereinafter referred to as "TiCl4").

                                 WITNESSETH

     WHEREAS, Oremet operates a plant for the production of titanium metal sponge at Albany, Oregon (hereinafter "Oremet's Plant") and Oremet is desirous of securing from SCM TiCl4 as a raw material for the production of titanium metal sponge; and

     WHEREAS, SCM operates a plant in Ashtabula, Ohio to produce TiCl4 (hereinafter referred to as "SCM's Ashtabula Plant II") for sale to third parties such as Oremet; and

     WHEREAS, Oremet and SCM entered into an agreement dated April 20, 1988, as amended, for the sale and purchase of TiCL4 which agreement expires on December 31, 1991; and

     WHEREAS, the parties now desire to enter into a new agreement, effective January 1, 1992, on the terms and conditions as set forth herein.

     IN CONSIDERATION of and subject to the terms, covenants and undertakings contained herein, the parties mutually agree as follows:

ARTICLE 1.  DEFINITIONS

1.1  Ton shall mean two thousand (2,000) pounds.

1.2 TiCl4 shall mean the product being sold by SCM to Oremet with specifications described in Article V.

1.3 Contract Year for purposes of this agreement shall be the period January 1 through December 31.

ARTICLE II.  PRIOR AGREEMENT

2.1 The agreement as amended, dated April 20, 1988, between Oremet and SCM Chemicals shall expire on December 31, 1991. Other than for claims of breach of the warranties expressed in said agreement, or for amounts which may be due and owing to SCM at the expiration of said agreement for TiCl4 sold to Oremet prior to the expiration of the agreement, neither party shall have any further obligations to the other under the terms and conditions of said agreement and each party releases the other from any claims, losses, damages of whatever kind or nature arising under said agreement.

ARTICLE III.  SCOPE

3.1 SCM agrees to sell and deliver and Oremet agrees to buy and take delivery of TiCl4 for production of titanium sponge within the ranges set forth in Article 7.1 and 7.2 during each Contract Year of this Agreement (hereinafter the "Agreement").

ARTICLE IV.  TERM

4.1  This Agreement shall be for an initial term (the "Initial Term") of five
     (5) years commencing January 1, 1992, up to and including December 31, 1996, subject to prior termination as hereinafter provided and as provided in Articles 4.2, 13 and 14. This Agreement shall automatically renew for one (1) year Renewal Years (hereinafter "Renewal Year") unless either party provides written notice to the other at least two (2) years prior to the commencement of any Renewal Year.

4.2 Oremet may cancel this Agreement effective December 31, 1995, provided Oremet sends a written certification signed by a duly authorized officer of Oremet no later than December 31, 1993, that Oremet intends to build and commence the operation of a TiCl4 facility to supply itself with TiCl4 in quantities that are no less than the quantities supplied by SCM pursuant to this Agreement.

ARTICLE V.  SPECIFICATIONS

5.1 During each Contract Year, SCM will sell and deliver and Oremet shall purchase and accept TiCl4 produced at SCM's Ashtabula Plant II having the following specifications:

     5.1.a. Color: water white to light straw yellow

     5.1.b. Chemistry:

     Chlorine (Elemental)                           None
     Titanium Tetrachloride             Min.                 per cent
     Iron                               Max.                   ppm
     Vanadium                           Max.                   ppm
     Carbon                             Max.                   ppm
     Silicon                            Max.                   ppm
     Chromium                           Max.                   ppm
     Nickel                             Max.                   ppm
     Aluminum                           Max.                   ppm
     Tin, Copper, & Manganese           Max.                   ppm
     Nitrogen                           Max.                   ppm
               *(as a group ppm maximum any individual element)

     SCM shall be responsible for establishing and using sampling procedures and methods for chemical analysis to afford reliable assurance of the specifications contained herein. Seller shall certify that delivered TiCl4 is in accordance with all the requirements of this specification. In the event of disagreement as to the conformance of TiCl4 this specification, the parties shall submit the dispute to an independent laboratory for determination and agree to be bound by such determination. The costs of such independent determination shall be equally shared.

ARTICLE VI.  SCHEDULING/PASSAGE OF TITLE/RISK OF LOSS

6.1 Oremet shall furnish SCM, at least thirty (30) days in advance, estimates of TiCl4 required by its plant for the succeeding calendar month during the term of this Agreement. Oremet requirements shall, to the extent possible, be uniform from month to month during any yealy period of this Contract, and Seller's delivery of

     TiCl4 shall be made on a like basis; provided that Seller shall not be required to deliver during any calendar month an amount which is percent greater or less than the TiCl4 supplied during the preceding month. SCM shall not be required to deliver an amount of TiCl4 during any
     calendar quarter which is    percent greater or less than the TiCl4
     supplied during the prior quarter.

6.2 All TiCl4 sold and purchased hereunder shall be shipped by Seller to Buyer via Buyer's rail tank cars which Buyer covenants shall be maintained in safe working order and comply with all applicable regulations. Risk of loss and title to all TiCl4 shall be with Seller until the point at which rail cars leave the property of Seller whereupon risk of loss and title thereto shall pass to Buyer.

ARTICLE VII.  QUANTITIES

7.1  During each Contract or Renewal Year,  SCM will sell and deliver to Oremet and Oremet will purchase and accept from SCM, a minimum volume
     of          of TiCl4.

7.2 Unless adjusted in accordance with Article 7.4 herein, SCM will sell and deliver to Oremet and Oremet will purchase and accept
     from SCM up to a maximum volume of             .

7.3  During each Contract and Renewal Year, Oremet agrees to purchase
     and accept from SCM its                           for  TiCl4 up to the
     maximum quantities specified in Article 7.2 herein, or as adjusted in accordance with Article 7.4.

7.4 If, during the term or any renewal of this Agreement, Oremet desires to increase the maximum quantities set forth in Article 7.2, Oremet shall provide SCM with at least written notice of the new maximum quantity which quantity
     shall not exceed                              tons during any
     Contract or Renewal Year.

7.5 The quantities of TiCl4 delivered hereunder in any month by SCM shall be determined from volume measurements obtained by SCM on rail cars shipped to Oremet.

ARTICLE VIII.  PRICE

8.1 The base price for TiCl4, effective January 1, 1992, shall be the price, per ton, SCM is charging Oremet for TiCl4 sold during the
                    plus                . The base price for TiCl4 shall be
     increased an additional           effective January 1, 1994, based on
     the                selling price.

8.2 The price for TiCl4 shall be adjusted quarterly beginning January 1, 1992, to reflect the previous quarter's changes in the:

     8.2.1  actual consumption of
            for the production of TiCl4, a                      and the
            weighted average individual costs of               consumed
            a                                                   . SCM's
                                  only produces                      as
            a final product;

     8.2.2  weighted cost of                                    for the
            production of TiCl4 at SCM's Ashtabula Plant II;

     8.2.3  the weighted cost of          in the manufacture of TiCl4 at
            SCM's Ashtabula-Plant II;

     8.2.4  The                    cost associated with the
                             during the  manufacture  of  TiCl4   at SCM's
            Ashtabula Plant II;

     8.2.5  the cost of                                  consumed in the
            manufacture of TiCl4 at SCM's Ashtabula Plant II; and

     8.2.6   other conversion costs based on changes to the
                                     .

8.3 The adjustments to the price of TiCl4 which are described in detail in Articles 8.4 through 8.9 shall apply to every quarter of the Agreement.
     At the end of each quarter, a calculation will be made to determine the price for TiCl4 for the quarter just ended. This price will be used as the price for the next ensuing quarter. Each of the base weighted average costs described as cost elements "B" or "E" in the price adjustment formulas shown in Articles 8.4 through 8.8, remains in effect for the Contract term. These base weighted average costs shall be the projected weighted average costs for the first quarter of 1992 of the respective cost elements in the price adjustment formulas. All prices referred to herein shall be F.O.B., SCM's Ashtabula Plant II in Ohio.

8.4  COST OF

     The following formula shall be used to determine the adjustment to the selling price of TiCl4, resulting from changes in the

                                 A                  C                          B                   D
                           /                                   \       /                                   \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     ACTUAL WEIGHTED |     |  BASE WEIGHTED       BASE WEIGHTED  |
SELLING PRICE TICL4       |  AVERAGE COST/   x   AVERAGE FACTOR |  -  |  AVERAGE COST/   x   AVERAGE FACTOR |
                           \                                   /       \                                   /

WHERE:

A   =  TOTAL DOLLAR COST OF               DURING PREVIOUS QUARTER
       ----------------------------------------------------------
       TOTAL               CONSUMED DURNG PREVIOUS QUARTER

B   =  BASE WEIGHTED AVERAGE COST/TON OF

C   =   /                                                    \
       |                    TON TICL4 x TONS OF               |
       |                    TON TICL4 x TONS OF               |  x    CENTS/LB.
       |                    TON TICL4 x TONS OF               |
       | ---------------------------------------------------- |
       |  TOTAL TONS OF ORE CONSUMED DURING PREVIOUS QUARTER  |
        \                                                    /

D   =

8.5  COST OF

     The following formula shall be used to determine the adjustment to the selling price of TiCl4 resulting from changes in the cost of
                 .

                                 A                  C                          B                   D
                           /                                   \       /                                   \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     ACTUAL WEIGHTED |     |  BASE WEIGHTED       BASE WEIGHTED  |
SELLING PRICE TICL4       |  AVERAGE COST/   x   AVERAGE FACTOR |  -  |  AVERAGE COST/   x   AVERAGE FACTOR |
                           \                                   /       \                                   /

WHERE:

A   =  TOTAL DOLLAR COST OF       PURCHASED DURING PREVIOUS QUARTER
       ------------------------------------------------------------
       TOTAL             PURCHASED DURNG PREVIOUS QUARTER

B   =  BASE WEIGHTED AVERAGE COST/TON OF

C   =   /                                                    \
       |                    TON TICL4 x TONS OF               |
       |                    TON TICL4 x TONS OF               |  x    CENTS/LB.
       |                    TON TICL4 x TONS OF               |
       | ---------------------------------------------------- |
       |  TOTAL TONS OF ORE CONSUMED DURING PREVIOUS QUARTER  |
        \                                                    /

D   =

8.6       ADJUSTMENT

     The following formula shall be used to determine the adjustment to the selling price of TiCl4 resulting from changes in the cost of
                                             .

                                 A                  B                   C
                           /                                 \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     BASE WEIGHTED |     ADJUSTMENT
SELLING PRICE TICL4   =   |      AVERAGE     -     AVERAGE    |  x    FACTOR
                           \                                 /

WHERE:

A   =  TOTAL DOLLAR COST OF        CONSUMED DURING PREVIOUS QUARTER
       ------------------------------------------------------------
       TOTAL               CONSUMED DURNG PREVIOUS QUARTER

B   =  BASE WEIGHTED AVERAGE COST

C   =

8.7  ADJUSTMENT

     The following formulas shall be used to determine the
     adjustment to the Selling Price of TiCl4,  resulting
     from changes in the             Costs:

SOLIDS                           A                  C                          B                   D
                           /                                   \       /                                   \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     ACTUAL WEIGHTED |     |  BASE WEIGHTED       BASE WEIGHTED  |
SELLING PRICE TICL4       |  AVERAGE COST/   x   AVERAGE FACTOR |  -  |  AVERAGE COST/   x   AVERAGE FACTOR |
                           \                                   /       \                                   /

WHERE:

A   =  TOTAL DOLLAR COST OF               DURING PREVIOUS QUARTER
       ----------------------------------------------------------
       TOTAL                        DURNG PREVIOUS QUARTER

B   =  BASE WEIGHTED AVERAGE COST

C   =   /                                                    \
       |                    TON TICL4 x TONS OF               |
       |                    TON TICL4 x TONS OF               |  x    CENTS/LB.
       |                    TON TICL4 x TONS OF               |
       | ---------------------------------------------------- |
       |  TOTAL TONS OF ORE CONSUMED DURING PREVIOUS QUARTER  |
        \                                                    /

D   =

                                 A                  C                          B                   D
                           /                                   \       /                                   \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     ACTUAL WEIGHTED |     |  BASE WEIGHTED       BASE WEIGHTED  |
SELLING PRICE TICL4       |     AVERAGE      x   AVERAGE FACTOR |  -  |     AVERAGE      x   AVERAGE FACTOR |
                           \                                   /       \                                   /

WHERE:

A   =  TOTAL DOLLAR COST OF               DURING PREVIOUS QUARTER
       ----------------------------------------------------------
       TOTAL                        DURNG PREVIOUS QUARTER

B   =  BASE WEIGHTED AVERAGE COST

C   =   /                                                    \
       |                    TON TICL4 x TONS OF               |
       |                    TON TICL4 x TONS OF               |  x    CENTS/LB.
       |                    TON TICL4 x TONS OF               |
       | ---------------------------------------------------- |
       |  TOTAL TONS OF ORE USED DURING PREVIOUS QUARTER      |
        \                                                    /

D   =

                    Adjustment = the         adjustment in cents/lb.
Selling Price TiCl4        adjustment in cents/lb. Selling Price TiCl4.

8.8       ADJUSTMENT

     The following formulas shall be used to determine the adjustment to the
     selling price of TiCl4 resulting from changes in the          Costs:

                                 A                  B                   C
                           /                                 \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     BASE WEIGHTED |     ADJUSTMENT
SELLING PRICE TICL4       |  AVERAGE COST    -   AVERAGE COST |  x    FACTOR
                           \                                 /

WHERE:

A   =  TOTAL DOLLAR COST OF         DURING PREVIOUS QUARTER
       ---------------------------------------------------------
       TOTAL                     CONSUMED DURNG PREVIOUS QUARTER

B   =  BASE WEIGHTED AVERAGE COST

C   =

                                 D                  E                   F
                           /                                 \
ADJUSTMENT IN CENTS/LB.   | ACTUAL WEIGHTED     BASE WEIGHTED |     ADJUSTMENT
SELLING PRICE TICL4       |  AVERAGE COST    -   AVERAGE COST |  x    FACTOR
                           \                                 /

WHERE:

D   =  TOTAL DOLLAR COST OF         DURING PREVIOUS QUARTER
       ---------------------------------------------------------
       TOTAL                     CONSUMED DURNG PREVIOUS QUARTER

E   =  BASE WEIGHTED AVERAGE COST

F   =

    COST ADJUSTMENT = THE       ADJUSTMENT IN CENTS/LB.  SELLING PRICE TICL4
    THE           ADJUSTMENT IN CENTS/LB. SELLING PRICE TICL4.


8.9  OTHER CONVERSION COST ADJUSTMENTS

               ADJUSTMENT IN CENTS/LB.                           CENTS/LB. TICL4
                SELLING PRICE TICL4       =              x    ADJUSTMENT FACTOR

WHERE:
                     /                                     \
                    |                  FOR PREVIOUS QUARTER |
    % CHANGE        | ------------------------------------- |  -  1  x  100
                    |             BASE                      |
                     \                                     /

                     BASE                QUARTER ENDING



8.10 If, at any time during the Initial Term or any Renewal Year of this Agreement, SCM sells TiCl4, produced at SCM's Ashtabula Plant II, in commercial quantities and of comparable quality of TiCl4
             SCM's Ashtabula Plant II,



                                 .

ARTICLE IX.  PAYMENT

9.1 The terms of payment for all TiCl4 sold and delivered by SCM to Oremet, shall be from the date of invoice. Invoices, for a month's deliveries, shall be made as soon as practicable after the end of the applicable months in which deliveries have been made to Oremet.

ARTICLE X. WARRANTY

10.1 SCM warrants that the TiCl4 sold and delivered hereunder shall conform to the specifications contained in Article V hereof.

10.2 In the event that any shipment of TiCl4 sold and delivered hereunder does not conform to said Specifications, SCM will, at its sole option, and as Oremet's sole remedy replace or give credit for any TiCl4 returned to SCM and found by SCM, not to conform to those Specifications. SCM will
                            or issue a credit                       Oremet for
      TiCl4 that does not conform to specifications.

10.3 The warranty and remedy expressed in this Article X is the sole and exclusive warranty made by SCM with respect to the TiCl4 to be sold and delivered hereunder and exclusive remedy available to Oremet, whether based on strict liability, negligence, breach of express or implied warranty or any other theory or cause of action. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES,
      EXPRESSED, STATUTORY OR IMPLIED, INCLUDING, WITHOUT LIMITATION,
      THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
      PARTICULAR PURPOSE. SCM makes no other representation or warranty of any kind other than as stated herein and this warranty may not be modified by any agent or other representative of SCM.

10.4 SCM shall not be responsible for any damages whatsoever, whether direct, special, indirect, consequential or incidental, relating directly or indirectly to the use, sale or resale of TiCl4, as well as for failure to perform any obligation undertaken or imposed pursuant to this Agreement.

ARTICLE XI.  AUDIT

11.1 SCM shall provide, at SCM's expense, and no more than once per Contract or Renewal Year, a statement from its independent certified public accountant (or Oremet's independent certified public accountant at Oremet's expense) certifying that the selling prices of TiCl4 to Oremet by SCM pursuant to Article VIII and any other charges which are imposed pursuant to this Agreement have been accurately made in accordance with the applicable Agreement provision and verified in accordance with generally accepted accounting principles consistently applied. The report of such independent certified public accountant shall be limited solely to whether or not the selling price described in this Agreement is accurate at the time of record inspection and shall not disclose to Oremet any information contained in such records.

ARTICLE XII.  FORCE MAJEURE

12.1 Neither party shall incur any liability to the other hereunder because of its failure to perform, in whole or in part, its obligations under this Agreement if such failure to perform is caused by strike, lockout, fire, flood, storm, war, civil disturbance, accident, explosion, act of God or the public enemy, federal, state or local law, rule, order or regulation, legal restriction or limitations or compliance therewith, whether valid or invalid, inability to obtain raw materials of customary grade and quality, shortage of fuel, embargo, peril of the seas and harbors or other cause beyond the reasonable control of the party affected, whether or not of the kind hereinabove enumerated; provided, however, that performance hereunder shall be resumed within a reasonable time after such cause has been removed. No party shall be required against its will to adjust or settle any labor dispute.

12.2 In the event that either party is unable to perform, in whole or in part, its obligations under this Agreement, by reason of any cause included in paragraph 12.1, above for a continuous period of more than one (1) year, then either party may elect to terminate this Agreement. The quantity to be delivered hereunder shall be reduced to the extent of the deliveries omitted for such cause or causes, unless both parties agree that the total quantities to be delivered hereunder shall remain unchanged. In the event that neither party so terminates this Agreement, and the parties agree not to reduce the quantities to be delivered hereunder, then the Initial Term of this Agreement, as provided in Article IV, may be extended for a period of time equal to the period of time performance that has been suspended pursuant to paragraph 12.1 above, if the parties so agree by written amendment of this Agreement.

12.3 In the event that SCM's Ashtabula Plant II or Oremet's Plant is destroyed or damaged by reason of any cause included in paragraph 12.1 above, to such an extent that the removal of such cause would be tantamount to rebuilding such Plant, then the party whose Plant has been so damaged or destroyed may elect to terminate this Agreement forthwith in the event it elects not to rebuild its Plant, and the other party may elect to terminate this Agreement forthwith in the event that the party whose Plant has been so damaged or destroyed has not begun to rebuild its said Plant within six (6) months after the event of destruction or damage.

12.4 In the event of a substantial reduction or cessation of production of TiCl4, resulting from an event as described in paragraph 12.1 herein, SCM will make available to Oremet, no less than Oremet's pro rata share of SCM's inventory and reduced production, if any, of TiCl4, the said pro rata share to be based on SCM's total deliveries of TiCl4 to its Ashtabula Plant II TiO2 plant at Ashtabula, Ohio, and to all of SCM's TiCl4 customers including Oremet during the ninety (90) day period ending with the Force Majeure event.

ARTICLE XIII.  DEFAULT

13.1 A "default" shall mean any failure by either party to make any payment or to perform any obligation pursuant to this Agreement for any reason other than a Force Majeure as defined in Article XII and the party in default has failed to remedy or diligently commenced to remedy such failure to pay or perform within ten (10) days after receiving written notice thereof from the other party.

13.2 In the event of a default arising from a breach of Oremet's duty to pay for TiCl4 delivered, SCM shall have the right to seek damages for loss or damages actually sustained as a direct result of the default. In addition, SCM shall have the right (subject to Oremet's right to cure its default pursuant to this Article) to terminate this Agreement forthwith by providing notice to such effect to Oremet.

13.3 In the event either party becomes bankrupt or insolvent, commits any act of bankruptcy or insolvency, makes any proposal, arrangement or compromise with its creditors or if it is liquidated or if its charter of incorporation is relinquished or canceled, the other party shall have the right to immediately terminate this Agreement without notice or demand.

13.4 The rights of termination contained in this Article XIII are in addition to the right to demand damages, specifically as permitted in this Agreement and to any other rights and remedies as are available in this Agreement.

ARTICLE XIV.  ENVIRONMENTAL IMPACT

14.1 Either party may curtail or suspend the delivery or acceptance of a purchase or sale, of TiCl4 hereunder, without liability to the other during any period where such party's production at its plant is restricted or otherwise affected by any law, rule, regulation, judgment or other, administrative or judicial, interlocutory or final order that imposes upon the plant of the party affected, or any supplies of such plant, new or additional standards, procedures or limitations enforced after the date of this Agreement for the purpose of protecting or improving the environment (said new or additional standards, procedures or limitations hereinafter referred to as "New Environmental Requirements"). The party affected shall give prompt notice of any such New Environmental Requirements and the expected duration of any curtailment or suspension.

14.2 Notwithstanding any other provision contained in this Agreement, if in order to comply with New Environmental Requirements, SCM expends funds for new operating methods, such expenses, including direct expenses and the amortized capital costs incurred, may, at Seller's option, (using generally accepted depreciation methods consistently applied) be prorated against all of the production of TiCl4 produced at Seller's Ashtabula Plant II and Buyer shall, subject to the provisions of 14.3 below, reimburse Seller for the percentage of such expenses that is equal to the percentage of TiCl4 produced by Sellers plant that is subsequently sold and delivered to Buyer. Such reimbursement shall be made quarterly over the balance of the Agreement term. SCM agrees to consult with Oremet on the scope of any project to comply with New Environmental requirements.

14.3 If SCM expends funds to comply with                                as
     aforesaid, SCM shall notify Oremet in writing of Oremet's estimated share of such expenditures. Oremet shall, within thirty (30) days after such notification, notify SCM in writing that it provided that if Buyer makes no election,
                                               If Oremet
     SCM may at its option terminate this Agreement without liability to either party.

ARTICLE XV. CONFIDENTIALITY

15.1 SCM and Oremet consider this Agreement and all of its terms and conditions to be confidential. Each party agrees not to disclose this Agreement or parts hereof to third parties without the prior express written consent of the other. In addition, Oremet understands that SCM will, during the term of this Agreement, provide Oremet with certain information which SCM considers confidential. Such information includes but shall not be limited to specifications, manufacturing processes, as well as other information which SCM will designate as confidential from time to time. Oremet will treat SCM Confidential Information with the same degree of care it treats its own Confidential Information and only those employees with a need to know the information shall be permitted access to SCM's Confidential Information. Oremet shall not disclose SCM Confidential Information to any third party. Upon termination of this Agreement, all Confidential Information will be returned to SCM or be certified by Oremet as having been destroyed. This obligation of confidentiality shall not extend to information which Oremet already knows at the time of disclosure as evidenced by its records or information that is lawfully available to the public through sources other than Oremet.

ARTICLE XVI.  ASSIGNMENT

16.1 This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld, provided however, that no such consent shall be necessary when this Agreement is assigned as part of the transfer or substantially all of the SCM's Ashtabula Plant II TiCl4 facilities at Ashtabula, Ohio, or substantially all of Oremet's Plant.

ARTICLE XVII.

17.1   Any                      or increase thereof, upon the production,
     sale and/or shipment of the TiCl4 sold under this Agreement (other or entering into the costs thereof, whether by
                                                                  after the
     date of this Agreement, shall be added to the price herein provided, and shall be paid to SCM by Oremet.

ARTICLE XVIII.  FAIR LABOR STANDARDS ACT

18.1 SCM warrants that all goods and services furnished hereunder have been produced in full compliance with all applicable laws and regulations, including the applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act as amended, and of regulations and orders of the U.S. Department of Labor issued under Section 14 thereof. SCM shall also be in compliance with applicable requirements of Executive Order 11141 and 11246, as well as the Rehabilitation Act of 1973, as amended.

ARTICLE XIX.  WAIVERS

19.1 No waiver by either party, at any time, expressed or implied, or any breach of any provision of this Agreement, shall be deemed a waiver or a breach of any other provision. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed

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
     to be a waiver of any of its rights hereunder. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of any other action on the same or any subsequent occasion.

ARTICLE XX.  GOVERNING LAW

20.1 This Agreement shall be governed by and construed under the substantive and procedural laws of the State of Ohio, excluding its choice of laws.

ARTICLE XXI.  NOTICES

21.1 Any notice to be given to either party under the terms of this Agreement shall be deemed to have been given, if delivered or transmitted by telex or telefax, and subsequently confirmed by prepaid registered or certified mall to the respective addresses given below:

          Notices to SCM Chemicals, Inc. shall be addressed:

                    SCM Chemicals, Inc.
                    7 St. Paul Street, Suite 1010
                    Baltimore, MD 21202
                    Attention: Vice President - General Manager,
                               Titanium Products Business

          With a Copy to:

                     Vice President General Counsel (Same address)

          Notices to Oremet shall be addressed:

                    Oregon Metallurgical Corporation
                    530 West 34th Avenue
                    Albany, Oregon 97321
                    Attention: President

ARTICLE XXII.  SEVERABILITY

22.1 If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect.

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
ARTICLE XXIII.  ENTIRE AGREEMENT, AMENDMENT, MODIFICATION

23.1 This Agreement states the entire understanding between the parties hereto with respect to the subject matter hereof, and there are no agreements or understandings, oral or written, experienced or implied, with reference to the subject matter hereof that are not merged herein or superseded hereby. This Agreement replaces and supersedes the agreement between Oremet and SCM Chemicals, Inc. dated April 20, 1988, and as amended June 21, 1988. This Agreement may not be changed, modified or supplemented in any manner, orally or otherwise, except by an instrument in writing signed by a duly authorized representative of each of the parties hereto. The parties recognize that, for administrative purposes, documents such as purchase orders, acknowledgments, invoices and similar documents may be used during the time this Agreement is in force; in no event shall any term or condition contained in any such administrative documents be interpreted as amending or modifying the terms of this Agreement whether such administrative documents are signed or not.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, as of the day and year first above written.

WITNESS:                                 SCM CHEMICALS, INC.
/s/ Mary Jo Mulgrew                          /s/ Donald N. Borst
---------------------------------        By: ------------------------------

                                         Title: Chairman, President & Chief
                                                Executive Officer
                                                ---------------------------

WITNESS:                                 OREGON METALLURGICAL CORPORATION
/s/ Frederick B. Benton
---------------------------------        By: ------------------------------

                                         Title: President
                                                ---------------------------

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
                AMENDMENT TO TITANIUM TETRACHLORIDE AGREEMENT

     THIS AMENDMENT to Titanium Tetrachloride Agreement made this
7 day of January, 1993, by and between SCM Chemicals, Inc, a Delaware corporation with principal offices located at 7 St. Paul Street, Suite 1010, Baltimore, Maryland 21202 (hereafter referred to as "SCM") and Oregon Metallurgical Corporation, an Oregon corporation with its principal offices located at 530 West 34th Avenue, Albany, Orgeon 97321 (hereinafter referred to as "Oremet").

                                 WITNESSETH:

     WHEREAS, by Agreement dated the 1st of August, 1990, SCM and Oremet entered into an agreement for the sale and purchase of titanium tetrachloride ("TiCl4") for Oremet's manufacturing facitilies as more specifcally described in the agreement ("Agreement"), and

     WHEREAS, the parties desire to amend certain terms and conditions of the Agreement as more particularly described as follows:

     NOW THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained, Oremet and SCM agree as follows:

1.  DEFINITIONS

     All defined terms, contained in the Agreement, shall have the same meaning in this Amendment to the Titanium Tetrachloride Agreement
("Amendment").

2.  ARTICLE IV.  TERM

       a. Delete Article 4.1, of the Agreement, and substitute the following:

            "4.1 This Agreement shall be for an initial term ("Initial Term") of ten (10) years commencing January 1, 1992, up to and including December 31, 2001, subject to either party having the right of early termination at the end
of any Contract Year by giving at least           written notification to the
other, provided Oremet will have

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
tons of TiCl4, pursuant to the terms and conditions of this Agreement, by the end of said Contract Year. This Agreement is also subject to prior termination by operation of Articles XIII and XIV."

       b. Delete Article 4.2, of the Agreement, and substitute the following:

            "4.2 This Agreement shall automatically renew for one (1) year Renewal Periods (hereinafter "Renewal Period") unless either party provides written notice to the other of termination at least prior to the commencement of any Renewal Period."

3.  ARTICLE VII.  QUANTITIES

       a.  Delete Article 7.1, of the Agreement, and substitute the following:

            "7.1 During each Contract or Renewal Year, SCM will sell and deliver to Oremet and Oremet will purchase and accept from SCM a minimum
volume of                          for Contract Years 1, 2 and 3;
      for Contract Years 4, 5, 6 and 7; and                             for
Contract Years 8, 9 and 10 of TiCl4.

       b.  Delete Article 7.2 of the Agreement, and substitute the following:

            "7.2 Unless adjusted in accordance with Article 7.4 herein, SCM will sell and deliver to Oremet and Oremet will purchase and accept
from SCM up to a volume of                                  .

       c.  Delete Article 7.4, of the Agreement, and substitute the following:

             "7.4 If, during the term or any renewal of this Agreement,
Oremet desires to increase the maximum quantities set forth in Article
7.2, Oremet shall notify SCM and  SCM shall have the option to supply part or all of Oremet's requirements above the maximum quantity set forth in Article
7.2 or none of Oremet's requirements above the maximum quantity. If SCM of Oremet's
                        , then Oremet shall be permitted to
           TiCl4 SCM                                                   ."

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
4. All terms and conditions, contained in the Agreement, unless otherwise modified by this Amendment, shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officials as of the day and year first above written.

WITNESS:                                 SCM CHEMICALS, INC.
/s/ Mary Jo Mulgrew                          /s/ Donald V. Borst
---------------------------------        By: ------------------------------
                                              Donald V. Borst

                                         Title: Chairman, President & C.E.O.
                                                ---------------------------

WITNESS:                                 OREGON METALLURGICAL CORPORATION
/s/ Frederick B. Benton                      /s/
---------------------------------        By: ------------------------------

                                         Title: President
                                                ---------------------------

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